CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 47 to Registration Statement No. 2-90309 on Form N-1A under the Securities Act of 1933, of our report dated February 11, 2005, appearing in the annual report to shareholders of Summit Mutual Funds, Inc. - Pinnacle Series for the fiscal year ended December 31, 2004, relating to the Zenith Portfolio, Bond Portfolio, S&P 500 Index Portfolio, S&P MidCap 400 Index Portfolio, Balanced Index Portfolio, Nasdaq-100 Index Portfolio, Russell 2000 Small Cap Index Portfolio, EAFE International Index Portfolio, and Lehman Aggregate Bond Index Portfolio, incorporated by reference in the Statement of Additional Information, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Financial Statements and Independent Registered Public Accounting Firm" in the Statement of Additional Information, which are part of such Registration Statement.


DELOITTE & TOUCHE LLP
Chicago, Illinois
September 29, 2005